Exhibit 99.1

Petrosearch Energy Corporation
675 Bering Drive, Suite 200	FOR IMMEDIATE RELEASE
Houston, TX 77057
(713) 961-9337

Investor Relations Contact

(713) 334-5123
Email:IRC@petrosearch.com

PETROSEARCH ANNOUNCES FILING OF REGISTRATION STATEMENT BY DOUBLE EAGLE PETROLEUM

HOUSTON, TX – April 21, 2009 - Petrosearch Energy Corporation (“Petrosearch” - OTCBB: PTSG) announced that Double Eagle Petroleum Co. (“Double Eagle” - Nasdaq: DBLE) has filed its initial registration statement on Form S-4 with the SEC pursuant to the March 30, 2009 merger agreement between Petrosearch and Double Eagle.  The registration statement also includes the preliminary proxy statement of Petrosearch.  Once the regulatory process with the SEC is completed, the Company will schedule its shareholder meeting and issue the definitive proxy materials to its shareholders.

The Double Eagle Form S-4 filing can be found at http://sec.gov/cgi-bin/browse-idea?action=getcompany&CIK=0000029834&owner=exclude&count=40 and a link to the document has also been provided at the Company’s website www.petrosearch.com.

About Petrosearch

Petrosearch Energy Corporation, a Nevada corporation with executive offices in Houston, Texas, is a resource based energy company with operations focused in the Anadarko basin of the North Texas Panhandle.  For more information please visit www.petrosearch.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.  DOUBLE EAGLE HAS FILED A REGISTRATION STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.  THE REGISTRATION STATEMENT ALSO INCLUDES THE PRELIMINARY PROXY STATEMENT OF PETROSEARCH.  SHAREHOLDERS ARE URGED TO READ CAREFULLY THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING DOUBLE EAGLE, PETROSEARCH AND THE MERGER. A DEFINITIVE PROXY STATEMENT/PROSPECTUS WILL BE SENT TO PETROSEARCH SHAREHOLDERS SEEKING THEIR APPROVAL OF THE MERGER. INVESTORS AND SHAREHOLDERS MAY OBTAIN A FREE COPY OF THE REGISTRATION STATEMENT AND DEFINITIVE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND OTHER DOCUMENTS FILED BY DOUBLE EAGLE OR PETROSEARCH WITH THE SEC AT THE SEC’S WEBSITE AT WWW.SEC.GOV.

ONCE FILED, THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND SUCH OTHER DOCUMENTS MAY ALSO BE OBTAINED FOR FREE FROM PETROSEARCH BY DIRECTING A REQUEST TO PETROSEARCH ENERGY CORPORATION, 675 BERING DRIVE, SUITE 200, HOUSTON TEXAS 77057, ATTENTION DAVID COLLINS; TELEPHONE: (713) 961-9337 EXT. 45; E-MAIL: DAVID.COLLINS@PETROSEARCH.COM.

THE IDENTITY OF PEOPLE WHO, UNDER SEC RULES, MAY BE CONSIDERED “PARTICIPANTS IN A SOLICITATION” OF PROXIES FROM STOCKHOLDERS OF PETROSEARCH TO APPROVE THE MERGER AND A DESCRIPTION OF THEIR DIRECT AND INDIRECT INTERESTS IN THE SOLICITATION, BY SECURITY HOLDINGS OR OTHERWISE, WILL BE CONTAINED IN THE PROXY STATEMENT/PROSPECTUS.